Exhibit 5.1

                       [Letterhead of Davis & Gilbert LLP]

                                                  July 20, 1999

VIA FEDERAL EXPRESS

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

            Re: Paradise Music and Entertainment, Inc.

Ladies and Gentlemen:

            We have acted as counsel to Paradise Music & Entertainment, Inc., a Delaware corporation (the "Company") in connection with the registration pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,237,380 shares of Common Stock of the Company, par value $.01 per share ("Common Stock").

            In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the certificate of incorporation of the Company, as amended, the By-Laws of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based on and subject to the foregoing, we hereby advise you that, in our opinion, the shares of Common Stock to be sold pursuant to the Registration Statement have been duly authorized and validly issued, and following receipt of the purchase price, will be fully-paid and nonassessable.

            Please be advised that this law firm owns 18,471 shares, and Walter Epstein, a partner of this firm, owns 49,658 shares, of the Common Stock.

            We hereby consent to the use and filing of this opinion in connection with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related prospectus.

                                                Very truly yours,


                                                Davis & Gilbert LLP